UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 30, 2007

SUPERIOR ESSEX INC.
(Exact name of registrant as specified in its charter)

Delaware	0-50514	20-0282396
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

150 Interstate North Parkway, Atlanta, Georgia 30339

(Address of principal executive offices) (Zip Code)

(770) 657-6000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01                                   Regulation FD Disclosure.

The following information is furnished pursuant to Item 7.01, “Regulation FD Disclosure.”

On January 30, 2007 Superior Essex Inc. (the “Company”) announced Essex Group, Inc. had entered into an Equity Purchase Agreement between Essex Group, Inc., the Company, Nexans Participations and Nexans to purchase 80% of the equity ownership position in Nexans Tianjin Magnet Wire and Cables Co. and a Share Purchase Agreement between Essex Group, Inc., the Company, Nexans Canada Inc. and Nexans to acquire the key operating assets, including inventory and property, plant and equipment, of Nexans’ Simcoe Canada magnet wire business. The combined purchase price is approximately $25 to $30 million in cash plus the assumption of approximately $10 million in debt. The transactions are subject to customary closing conditions, including regulatory approvals and compliance with the shareholder agreement with Nexans’ Chinese partner and are expected to be completed in the second quarter of 2007.

In addition, on January 30, 2007, the Company provided an update to its outlook for fourth quarter 2006 financial results.

A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01                                   Financial Statements and Exhibits.

(a)	Not applicable.
(b)	Not applicable.
(c)	Not applicable.
(d)	Exhibits:

EXHIBIT NUMBER	EXHIBIT DESCRIPTION

99.1	Press release dated January 30, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR ESSEX INC.

Date: February 2, 2007	By:	/s/ David S. Aldridge
David S. Aldridge
Executive Vice President, Chief Financial
Officer and Treasurer

EXHIBIT INDEX

EXHIBIT NUMBER	EXHIBIT DESCRIPTION

99.1	Press release